UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2007

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

501 Main Street, Pine Bluff, Arkansas	71601
(Address of principal executive offices)	(Zip Code)

(870) 541-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM: 8.01	OTHER EVENTS

In October 2007, Simmons First National Corporation (SFNC), as a member of Visa U.S.A. Inc. (Visa U.S.A.), received shares of restricted stock in Visa, Inc. (Visa) as a result of its participation in the global restructuring of Visa U.S.A., Visa Canada Association, and Visa International Service Association in preparation for an initial public offering.  On December 17, 2007 SFNC reported on Form 8-K the recording of a $928 thousand charge related to Visa’s settlement of an antitrust lawsuit with American Express.

On December 18, 2007, the SEC accounting staff provided guidance on the appropriate accounting treatment with respect to a number of accounting issues arising out of the Visa Reorganization. The guidance stated that Visa member banks are required to recognize the contingent obligation to indemnify Visa, Inc. under its bylaws (which were modified at the time of the Visa Reorganization) for potential losses arising from the covered Litigation at the estimated fair value of such obligation in accordance with FASB Interpretation No. 45. While the estimation of any potential losses related to this litigation is highly speculative, SFNC will recognize, in its fourth quarter financial statements, a charge of approximately $292 thousand, or $.01 per diluted common share to recognize the contingent liability related to the Discover antitrust lawsuit. With respect to the remaining litigation related to Visa U.S.A., at this time the Company does not know the probable outcome of such litigation and cannot reasonably estimate a range of loss. SFNC will continue to monitor these litigation matters and record any change in the liability related to other litigation upon additional information becoming available. Also as a result of the guidance from the SEC, SFNC will not reflect in its fourth quarter financial statements any value for its membership interest in Visa as a result of the Visa Reorganization. Upon successful completion of the anticipated IPO, the fair value of such interest will be realized based on the value of shares used to establish the escrow account and shares redeemed for cash (limited to the amount of the obligation recorded). The Company expects the value of these shares to exceed the aggregate amount of this charge and the charge previously recorded for the American Express settlement.

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FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Senior Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000
Ticker symbol: SFNC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ Robert A. Fehlman
Date: December 28, 2007	Robert A. Fehlman, Executive Vice President
and Chief Financial Officer